UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2008

ACROSS AMERICA REAL ESTATE CORP.
(Exact name of registrant as specified in its charter)

Colorado	000-50764	20-0003432
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Seventeenth Street, Suite 1200, Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 893-1003

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Act of 1934

References in this document to “us,” “we,” or “the Company” refer to Across America Real Estate Corp. and its subsidiaries.

Item 1.01 Entry into a Material Definitive Agreement.

On June 30, 2008, GDBA INVESTMENTS, LLLP, BOCO INVESTMENTS, LLC. and JOSEPH C. ZIMLICH each entered into agreements with us to convert all of their Series A Convertible Preferred Stock, which totaled 517,000 shares in the aggregate, to Common Shares. GDBA INVESTMENTS, LLLP received 5,172,414 Common Shares for its conversion. BOCO INVESTMENTS, LLC. received 9,375,000 Common Shares for its conversion. Mr. ZIMLICH received 625,000 Common Shares for his conversion. The Series A Convertible Preferred Stock was retired.

In addition, GDBA INVESTMENTS, LLLP and BOCO INVESTMENTS, LLC. each agreed to convert a total of Three Million Dollars ($3,000,000) of Subordinated Revolving Notes held by each of them into Common Shares. GDBA INVESTMENTS, LLLP received 5,172,414 shares for this conversion. BOCO INVESTMENTS, LLC. received 9,375,000 shares for this conversion.

A total of Fourteen Million Dollars ($14,000,000) of our remaining debt, each evidenced by a Senior Subordinated Note in the amount of Three Million Five Hundred Thousand Dollars ($3,500,000) and a Revolving Note in the amount of Three Million Five Hundred Thousand Dollars ($3,500,000) each equally held by GDBA INVESTMENTS, LLLP and BOCO INVESTMENTS, LLC. were converted into two Seven Million Dollar ($7,000,000) Revolving Notes. Each Seven Million Dollar ($7,000,000) Revolving Note matures on September 28, 2009. Each Senior Subordinated Note and old Revolving Note was canceled.

The interest rate was reduced on the new Revolving Notes. The new Revolving Notes bear interest per annum on the unpaid principal and the highest of:

(i)
the ninety day average for U.S. Treasury Notes with a ten year maturity as determined on the last Business Day of the immediate previous calendar quarter, using the constant maturity calculation, plus 150 basis points;

(ii)    six percent (6%); or

(iii)
the highest effective interest rate accruing on any outstanding Indebtedness for Borrowed Money by us as previously defined our September 28, 2006 Purchase Agreement (but excluding all our indebtedness, obligations and other liabilities which relate to specific real estate properties which are guaranteed by us) at any time during the applicable calendar quarter.

We also paid accrued interest and dividends on our retired Subordinated Revolving Notes and Preferred Stock in the form of our Common Shares. GDBA INVESTMENTS, LLLP received a total of 717,829 common shares for $482,589 in accrued but unpaid interest and dividends. BOCO INVESTMENTS, LLC. LLLP received a total of 722,758 common shares for $484,932 in accrued but unpaid interest and dividends. Mr. ZIMLICH received a total of 8,187 common shares for $5,066 in accrued but unpaid dividends.

For these private placement transactions, we claim an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) pursuant to Sections 4(2) and 4(6) of the Act since, among other things, the transaction did not involve a public offering; the purchasers were accredited; the purchasers had access to information about us and their investment; and, the purchasers took the securities for investment and not resale. We took appropriate measures to restrict the transfer of the securities.

GDBA INVESTMENTS, LLLP and BOCO INVESTMENTS, LLC. also amended their Shareholder Agreement of September 28, 2006. Under this amended Agreement, GDBA INVESTMENTS, LLLP and BOCO INVESTMENTS, LLC. each have the right to nominate one person to our Board of Directors and each have agreed to vote their shares in favor of such nominees. Mr. Zimlich, who is currently a director, has been nominated by BOCO INVESTMENTS, LLC to the Board. Mr. G. Brent Backman, who is also currently a director, has been nominated by GDBA INVESTMENTS, LLLP to the Board. Further, GDBA INVESTMENTS, LLLP and BOCO INVESTMENTS, LLC. have agreed to nominate our current Chief Executive Officer to the Board and each have agreed to vote their shares in favor of such nominee. Finally, GDBA INVESTMENTS, LLLP and BOCO INVESTMENTS, LLC. have agreed to nominate up to four (4) additional outside Directors as may mutually be agreed to by them. The authorized number of directors on the Board of Directors shall not be increased to more than seven directors without the unanimous approval of the Board of Directors. None of the four (4) additional outside Directors have been named yet. This amended Shareholder Agreement is for a period of five years, and terminates on June 30, 2013.

Item 1.02 Termination of a Material Definitive Agreement.

See Item 1.01 above.

Item 2.03 Creation of a Direct Financial Obligation.

See Item 1.01 above.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01 above.

Item 3.03 Material Modification of Rights of Security Holders.

See Item 1.01 above.

Item 5.01 Change in Control of Registrant.

See Item 1.01 above.

Item 5.03 Amendment to Articles of Incorporation.

On June 30, 2008, as permitted under Colorado corporate law, a majority of our shareholders approved a change in the name of our Company to Capterra Financial Group, Inc. We filed the Articles of Amendment on July 3, 2008. The name change was approved by a vote of 11,632,500 shares out of a total of 18,104,625 shares eligible to vote, or approximately 64.25%.

Item 8.01 Other Events.

See Item 1.01 above.

On June 30, 2008, as permitted under Colorado corporate law, a majority of our shareholders approved a reverse split of our Common Shares. New Common Shares will be issued to shareholders in exchange for their Old Common Shares in the ratio of one New Common Share for each two Old Common Shares held, thus effecting a one-for-two reverse stock split. There will be no change in the par value of the Common Shares. The exercise price and shares issuable upon exercise of all outstanding options will otherwise be adjusted to account for the reverse stock split. The reverse split will become effective on the date established by the Board of Directors but as soon as practicable. The reverse split was approved by a vote of 11,632,500 shares out of a total of 18,104,625 shares eligible to vote, or approximately 64.25%.

Item 9.01 Exhibits.

Exhibit Number	Description
3.4	Articles of Amendment to Change the Name of the Company
10.31	Securities Exchange Agreement with BOCO INVESTMENTS, LLC.
10.32	Securities Exchange Agreement with GDBA INVESTMENTS, LLLP
10.33	Securities Exchange Agreement with JOSEPH C. ZIMLICH
10.34	Revolving Note with BOCO INVESTMENTS, LLC.
10.35	Revolving Note with GDBA INVESTMENTS, LLLP
10.36	Accrued Interest Payment Agreement with BOCO INVESTMENTS, LLC.
10.37	Accrued Interest Payment Agreement with GDBA INVESTMENTS, LLLP
10.38	Accrued Interest Payment Agreement with JOSEPH C. ZIMLICH
10.39	Amended and Restated Shareholder Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2008		Across America Real Estate Corp
	By:	/s/ Peter Shepard

Peter Shepard Chief Executive Officer